As filed with the Securities and Exchange Commission on August 15, 2000
                                                      Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    ------------------------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    ------------------------------------


   WADDELL & REED FINANCIAL, INC.           WADDELL & REED CAPITAL TRUST I
  (EXACT NAME OF EACH REGISTRANT AS       (EXACT NAME OF EACH REGISTRANT AS
    SPECIFIED IN ITS CHARTER)           SPECIFIED IN ITS CERTIFICATE OF TRUST)


            DELAWARE                                  DELAWARE
  (STATE OR OTHER JURISDICTION              (STATE OR OTHER JURISDICTION OF
  OF INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION OF
                                                  OF EACH REGISTRANT)


          51-0261715
(I.R.S. EMPLOYER IDENTIFICATION NO.)        TO BE APPLIED FOR (I.R.S. EMPLOYER
                                                    IDENTIFICATION NO.)

                      -------------------------------

                             6300 LAMAR AVENUE
                        OVERLAND PARK, KANSAS 66202
                               (913) 236-2000
                (Address, including zip code, and telephone
                    number, including area code, of each
                 registrant's principal executive offices)

                    ------------------------------------

                            JOHN E. SUNDEEN, JR.
        SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                       WADDELL & REED FINANCIAL, INC.
                             6300 LAMAR AVENUE
                        OVERLAND PARK, KANSAS 66202
                               (913) 236-2000

                    ------------------------------------
    (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)


                              With copies to:

           DANIEL C. SCHULTE, ESQ.               VINCENT J. PISANO, ESQ.
       WADDELL & REED FINANCIAL, INC.             SKADDEN, ARPS, SLATE,
              6300 LAMAR AVENUE                     MEAGHER & FLOM LLP
        OVERLAND PARK, KANSAS  66202                FOUR TIMES SQUARE
               (913) 236-2000                    NEW YORK, NEW YORK 10036
                                                     (212) 735-3000

                    ------------------------------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [__]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    ------------------------------------

                                                    CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                              PROPOSED            PROPOSED
        TITLE OF EACH CLASS OF               AMOUNT           MAXIMUM             MAXIMUM
            REGISTRATION                     TO BE         OFFERING PRICE     AGGREGATE OFFERING      AMOUNT
     SECURITIES TO BE REGISTERED           REGISTERED         PER UNIT              PRICE             OF FEE
-----------------------------------------------------------------------------------------------------------------
Debt Securities of
   WADDELL & REED FINANCIAL, INC.              (1)             (2)                  (2)                 N/A

Warrants of
   WADDELL & REED FINANCIAL, INC.              (1)             (2)                  (2)                 N/A
   including Warrant Spreads

Common Stock of
   WADDELL & REED FINANCIAL, INC.              (1)             (2)                  (2)                 N/A

Trust Preferred Securities of
   WADDELL & REED Capital Trust I (3)          (1)             (2)                  (2)                 N/A

WADDELL & REED FINANCIAL, INC.
   Guarantees with respect to Trust
   Preferred Securities                        (4)             (4)                  (4)                 N/A
-----------------------------------------------------------------------------------------------------------------
   TOTAL                                $400,000,000.00        N/A             $400,000,000.00      $105,600.00
=================================================================================================================

(1) Such indeterminate number or principal amount of Debt Securities (including Senior Debt Securities and Junior Subordinated Debt Securities), Warrants, including Warrant Spreads, and Common Stock of WADDELL & REED FINANCIAL, INC. (the "Company") and Trust Preferred Securities (the "Trust Preferred Securities") of WADDELL & REED Capital Trust I ("WADDELL & REED Capital Trust I") not to exceed $400,000,000.00 maximum aggregate offering price, exclusive of accrued interest and dividends, if any.
(2) The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum aggregate offering price for all securities of $400,000,000.00. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.
(3)   Junior Subordinated Debt Securities may be purchased by WADDELL &
      REED Capital Trust I with the proceeds of the sale of the Trust Preferred Securities of WADDELL & REED Capital Trust I, together with the proceeds received from the Company for the common securities to be issued by WADDELL & REED Capital Trust I to the Company. No separate consideration will be received for such Junior Subordinated Debt Securities. Such Junior Subordinated Debt Securities may later be distributed for no additional consideration to the holders of Trust Preferred Securities of WADDELL & REED Capital Trust I upon certain events described in the Declaration of Trust of WADDELL &
      REED Capital Trust I.
(4)   The Company is also registering pursuant to this Registration
      Statement the Company's Guarantees and other obligations that it may have with respect to Trust Preferred Securities issued by WADDELL &
      REED Capital Trust I. Pursuant to Rule 457(n) under the Securities
      Act of 1933, no separate consideration will be received for any such Guarantee or any other such obligations.




THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WADDELL & REED FINANCIAL, INC. OR WADDELL & REED CAPITAL TRUST I, AS APPLICABLE, MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT
SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                SUBJECT TO COMPLETION, DATED AUGUST 15, 2000


PROSPECTUS


                              $400,000,000.00
                       WADDELL & REED FINANCIAL, INC.

                           SENIOR DEBT SECURITIES
                    JUNIOR SUBORDINATED DEBT SECURITIES
                        WARRANTS AND WARRANT SPREADS
                                COMMON STOCK

                       WADDELL & REED CAPITAL TRUST I

                         TRUST PREFERRED SECURITIES
                 (FULLY AND UNCONDITIONALLY GUARANTEED ON A
                      SUBORDINATED BASIS, AS DESCRIBED
                 HEREIN, BY WADDELL & REED FINANCIAL, INC.)


     This prospectus contains a general description of the securities which WADDELL & REED FINANCIAL, INC. and/or WADDELL & REED Capital Trust I may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.



                   The date of this prospectus is         , 2000.



                             TABLE OF CONTENTS

                                                                         PAGE

SUMMARY....................................................................1
WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY
AND WADDELL & REED CAPITAL TRUST I.........................................2
FORWARD-LOOKING STATEMENTS.................................................3
THE COMPANY................................................................5
RATIO OF EARNINGS TO FIXED CHARGES.........................................6
USE OF PROCEEDS............................................................6
WADDELL & REED CAPITAL TRUST I.............................................6
DESCRIPTION OF SENIOR DEBT SECURITIES......................................9
DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES........................15
DESCRIPTION OF WARRANTS...................................................20
DESCRIPTION OF CAPITAL STOCK..............................................23
DESCRIPTION OF THE TRUST PREFERRED SECURITIES.............................30
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES........................33
EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
AND THE PREFERRED SECURITIES GUARANTEE....................................36
PLAN OF DISTRIBUTION......................................................38
LEGAL MATTERS.............................................................39
EXPERTS...................................................................39




                                  SUMMARY

     This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading, "Where You Can Find More Information About the Company and WADDELL & REED Capital Trust I" for information on WADDELL & REED FINANCIAL, INC. and its financial statements. The Company has its principal offices at 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone: 913-236-2000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

     WADDELL & REED FINANCIAL, INC., a Delaware corporation (also referred to as the "Company", "WADDELL & REED", "us" or "we"), and WADDELL & REED Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (also referred to as "WADDELL & REED Capital Trust I") has filed a registration statement with the Securities and Exchange Commission under a "shelf" registration procedure. Under this procedure the Company may offer and sell from time to time, in one or more series, up to $400,000,000.00, or the equivalent in one or more foreign currencies, including composite currencies such as the Euro, of any of the following securities:

        o     senior debt securities,

        o     junior subordinated debt securities,

        o     warrants, including warrant spreads,

        o     common stock,

        o trust preferred securities of WADDELL & REED Capital Trust I, and

        o guarantees, described below, relating to the trust preferred securities of WADDELL & REED Capital Trust I.

     The securities may be sold for U.S. dollars, foreign-denominated currency or currency units; amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

     The prospectus supplement will also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

     The Company and WADDELL & REED Capital Trust I may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company and WADDELL & REED Capital Trust I directly or through dealers or agents designated from time to time, which agents may be affiliates of the Company and WADDELL & REED Capital Trust I. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

     The prospectus supplement will also contain, with respect to the securities being sold, the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of such underwriters and the net proceeds to the Company and WADDELL & REED Capital Trust I.

     Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

           WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY
                     AND WADDELL & REED CAPITAL TRUST I

     The Company and WADDELL & REED Capital Trust I have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. The Company also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's Regional Offices in New York, New York and Chicago, Illinois.

     You can call the SEC for further information about its public reference rooms at 1-800-732-0330. Such material is also available at the SEC's website at "http://www.sec.gov."

     You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York.

     The SEC allows the Company to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which the Company has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When the Company updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

     The documents listed below are incorporated by reference into this prospectus:


            COMPANY SEC FILINGS                                  PERIOD
            -------------------                                  ------

Annual Report on Form 10-K..................  Year ended December 31, 1999
Quarterly Reports on Form 10-Q..............  Quarter ended June 30, 2000
Current Reports on Form 8-K.................  Dated:
                                                   o  February 28, 2000
                                                   o  March 7, 2000
                                                   o  March 31, 2000
Current Report on Form 8-K/A................  Dated March 31, 2000


     The Company also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:


                             Investor Relations
                       WADDELL & REED FINANCIAL, INC.
                             6300 Lamar Avenue
                        Overland Park, Kansas 66202
                               (913) 236-2000

     If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, after we receive your request.

     YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INCORPORATED BY REFERENCE. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

     No separate financial statements of WADDELL & REED Capital Trust I are included in this prospectus. The Company and WADDELL & REED Capital Trust I do not consider that such financial statements would be material to holders of the trust preferred securities because WADDELL & REED Capital Trust I is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities (as defined below under the heading "WADDELL & REED Capital Trust I") of the Company and issuing the trust securities.

     Furthermore, taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture under which the Corresponding Junior Subordinated Debt Securities will be issued, the related Declaration and the related Preferred Securities Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related preferred securities of WADDELL & REED Capital Trust. For a more detailed discussion see "WADDELL & REED Capital Trust I," "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debt Securities," "Description of the Preferred Securities Guarantees" and "Effect of Obligations under the Junior Subordinated Debt Securities and Preferred Securities Guarantee." In addition, the Company does not expect that WADDELL & REED Capital Trust I will be filing reports with the SEC under the Securities Exchange Act of 1934.

     The Company is not making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement.

                         FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its predecessors, including without limitation, statements preceded by followed by or that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:

         o    changes in the interest rate environment may reduce margins;

         o general economic or business conditions, either nationally or in the states in which the Company is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit;

         o legislative or regulatory changes may adversely affect the business in which the Company is engaged;

         o technological changes may be more difficult or expensive than anticipated;

         o    changes may occur in the securities and capital markets;

         o the impact of changes in financial services laws and regulations;

         o    unanticipated regulatory or judicial proceedings;

         o    the impact of the Company's completed acquisitions; and

         o possible adverse effect on the value of our Class A Common Stock due to the different voting rights of our Class A Common Stock and our Class B Common Stock.

     If one or more of these risks or uncertainties occurs or if the underlying assumptions prove incorrect, then the Company's actual results, performance or achievements in 2000 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.

     The Registrants caution that the foregoing list of important factors is not exclusive, and neither such list nor any such forward-looking statement takes into account the impact that any future acquisition may have on us and any such forward-looking statement. The Registrants do not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Registrants.


                                THE COMPANY

     Waddell & Reed Financial, Inc. (the "Company"), a Delaware holding company founded in 1981, is the parent company of one of the oldest mutual fund complexes in the United States, having introduced the United family of funds in 1940. Through its subsidiaries, the Company sells its investment products primarily to middle income Americans through a virtually exclusive sales force. As of June 30, 2000, the Company, through its subsidiaries, had $39.8 billion of assets under management, of which $33.8 billion were mutual fund assets and $6.0 billion were managed institutional and private accounts. The Company, through its subsidiaries, has over 633,700 mutual fund customers having an average investment of $65,800 and 63,000 variable account customers having an average investment of $60,500. The Company, through its subsidiaries, is the exclusive underwriter and distributor of 41 mutual fund portfolios, including 19 comprising the Waddell & Reed Advisors Funds (the "Advisors Funds"), 11 comprising the W & R Funds (the "W&R Funds"), and 11 comprising the Target/United Funds (the "Target/United Funds" and together with the Advisors Funds and the W&R Funds, the "Funds"). The Company and its subsidiaries derive their revenues primarily from investment management, investment product distribution, and shareholder services administration provided to the Funds and managed institutional accounts. As part of its financial planning services, the Company, through its subsidiaries, also distributes variable annuities and life insurance products, underwritten primarily by an unaffiliated third party, to its customers.

     The Company is a legal entity separate and distinct from its subsidiaries (collectively, the "affiliates"). Accordingly, the right of the Company, and thus the right of the Company's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate is necessarily subject to the prior claims of creditors of the affiliate, except to the extent that claims of the Company in its capacity as a creditor may be recognized. Accordingly, the Senior Debt Securities and Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Senior Debt Securities and Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Senior Debt Securities and Junior Subordinated Debt Securities.

     The Company's executive offices are located at 6300 Lamar Avenue, Overland Park, Kansas 66202, and the telephone number is (913) 236-2000.


                     RATIO OF EARNINGS TO FIXED CHARGES

     The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Fixed charges consist principally of interest expense on all long-and short-term borrowings.

                                   SIX MONTHS
                                  ENDED JUNE 30,                 YEAR ENDED DECEMBER 31,
                                ------------------ ---------------------------------------------------
                                  2000     1999      1999      1998      1997       1996       1995
                                  ----     ----      ----      ----      ----       ----       ----
Earnings to Fixed Charges         17.8x   37.0x     21.2x     202.9x    N/A (1)    N/A (1)    N/A (1)


     The schedule above excludes the impact of interest relating to notes with Torchmark Corporation existing prior to the initial public offering in the first quarter of 1998. Concurrent with the offering, all notes were prepaid.

----------------------

     (1) During these periods, the Company had no long-or short-term borrowings outstanding.


                              USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the securities described in a prospectus supplement, for general corporate purposes. These corporate purposes may include the funding of investments in, or extensions of credit to, the Company's subsidiaries. Except as described in the applicable prospectus supplement, specific allocations of the proceeds to such purposes have not been made. Pending the uses described above, the Company may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, the Company anticipates that it will, on an ongoing basis, engage in additional financings in character and amount to be determined.


                       WADDELL & REED CAPITAL TRUST I

     WADDELL & REED Capital Trust I is a statutory business trust created under Delaware law pursuant to:

        o a declaration of trust executed by the Company, as sponsor (the "Sponsor") of WADDELL & REED Capital Trust I, and

        o a certificate of trust filed with the Delaware Secretary of State.

     The declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

     The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     WADDELL & REED Capital Trust I may offer to the public, from time to time, trust preferred securities (the "Trust Preferred Securities") representing preferred beneficial interests in WADDELL & REED Capital Trust I.

     WADDELL & REED Capital Trust I exists for the exclusive purposes of:

         o    issuing and selling its Trust Securities (as defined below),

         o using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities (as defined below) issued by the Company, and

         o engaging in only those other activities necessary or incidental to the above activities (such as registering the transfer of the Trust Securities).

     WADDELL & REED Capital Trust I will sell common securities representing undivided beneficial ownership interests in WADDELL & REED Capital Trust I to the Company (the "Common Securities") and Trust Preferred Securities representing undivided beneficial ownership interests in such trust to the public. The Common Securities and the Trust Preferred Securities together are also referred to as the "Trust Securities."

     When WADDELL & REED Capital Trust I sells its Trust Preferred Securities to the public it will use the money it receives together with the money it receives from the sale of its Common Securities to buy a series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities"). The payment terms of the Corresponding Junior Subordinated Debt Securities will be virtually the same as the terms of the WADDELL & REED Capital Trust I's Trust Preferred Securities (the "Related Trust Preferred Securities").

     WADDELL & REED Capital Trust I will own only the applicable series of Corresponding Junior Subordinated Debt Securities. The only source of funds for WADDELL & REED Capital Trust I will be the payments it receives from the Company on the Corresponding Junior Subordinated Debt Securities. WADDELL & REED Capital Trust I will use such funds to make cash payments to holders of the Trust Preferred Securities.

     WADDELL & REED Capital Trust I will also have the right to be reimbursed by the Company for certain expenses.

     All of the Common Securities of WADDELL & REED Capital Trust I will be owned by the Company. The Common Securities of WADDELL & REED Capital Trust will rank equally, and payments will be made on such securities pro rata, with the Trust Preferred Securities of WADDELL & REED Capital Trust I, except that upon the occurrence and continuance of an event of default under a Declaration resulting from an event of default under the Junior Indenture, the rights of the Company, as holder of the Common Securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Trust Preferred Securities of WADDELL & REED Capital Trust I. See "Description of the Trust Preferred Securities." The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of WADDELL & REED Capital Trust I.

     The prospectus supplement relating to any Trust Preferred Securities will contain the details of the cash distributions to be made periodically to the holders of the Trust Preferred Securities.

     Under certain circumstances, the Company may redeem the Corresponding Junior Subordinated Debt Securities which it sold to WADDELL & REED Capital Trust I. If it does this, WADDELL & REED Capital Trust I will redeem a like amount of the Trust Preferred Securities which it sold to the public and the Common Securities which it sold to the Company.

     Under certain circumstances the Company may terminate WADDELL & REED Capital Trust I and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the Related Trust Preferred Securities. If this happens, owners of the Related Trust Preferred Securities will no longer have any interest in such WADDELL & REED Capital Trust I and will only own the Corresponding Junior Subordinated Debt Securities.

     Unless otherwise specified in the applicable prospectus supplement:

         o WADDELL & REED Capital Trust I will have a term of approximately 55 years from the date it issues its Trust Securities, but may terminate earlier as provided in the Declaration.

         o WADDELL & REED Capital Trust I's business and affairs will be conducted by its trustees (collectively, the "WADDELL & REED Capital Trust I Trustees").

         o The trustees will be appointed by the Company as holder of the WADDELL & REED Capital Trust I's Common Securities.

         o The duties and obligations of the trustees are governed by the Declaration for WADDELL & REED Capital Trust I.

         o The trustees will be Chase Manhattan Trust Company National Association, as the institutional Trustee (the "Institutional Trustee"), The Chase Manhattan Bank U.S.A., N.A., as the Delaware Trustee (the "Delaware Trustee"), and one or more individual trustees (the "Regular Trustees") who are employees or officers of or affiliated with the Company. Chase Manhattan Trust Company National Association, as Institutional Trustee, will act as sole indenture trustee under the Declaration for purposes of compliance with the Trust Indenture Act. Chase Manhattan Trust Company National Association will also act as trustee under the Guarantees and the Junior Indenture. See "Description of the Preferred Securities Guarantees", "Description of Senior Debt Securities" and "Description of Junior Subordinated Debt Securities."

         o The Company will pay all fees and expenses related to each WADDELL & REED Capital Trust I and the offering of the Trust Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each WADDELL & REED Capital Trust I.

         o No amendment or modification may be made to the Declaration which would adversely affect the rights or preferences of the Trust Securities without the approval of the majority in liquidation amount of the Trust Securities (which may be only the Trust Preferred Securities or Common Securities of such trust if only that class is affected).

     The principal executive office of WADDELL & REED Capital Trust I is 6300 Lamar Avenue, Overland Park, Kansas 66202, and its telephone number is
(913) 236-2000.


                   DESCRIPTION OF SENIOR DEBT SECURITIES

GENERAL

     The following description applies to the senior debt securities offered by this prospectus (the "Senior Debt Securities"). The Senior Debt Securities will be direct, unsecured obligations of the Company and will rank on a parity with all outstanding unsecured senior indebtedness of the Company. The Senior Debt Securities may be issued in one or more series. The Senior Debt Securities will be issued under a Senior Indenture (the "Senior Indenture") the Company and the trustee specified in the applicable Prospectus Supplement (the "Trustee").

     The statements under this caption are brief summaries of certain provisions contained in the Senior Indenture, do not claim to be complete and are qualified in their entirety by reference to the Senior Indenture, copy of which is exhibit to, or incorporated by reference in, the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the Senior Indenture.

     The following material describes certain general terms and provisions of the Senior Debt Securities to which any prospectus supplement may relate. The particular terms of any Senior Security and the extent, if any, to which these general provisions may apply to such Senior Debt Securities will be described in the prospectus supplement relating to the Senior Debt Securities.

     The Senior Indenture does not limit the aggregate principal amount of Senior Debt Securities which may be issued under it. Rather, the Senior Indenture provides that Senior Debt Securities of any series may be issued under it up to the aggregate principal amount which may be authorized from time to time by the Company. Senior Debt Securities may be denominated in any currency or currency unit designated by the Company. Neither the Senior Indenture nor the Senior Debt Securities will limit or otherwise restrict the amount of other debt which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

     Senior Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security"). Bearer Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

     You must review the prospectus supplement for a description of the following terms, where applicable, of each series of Senior Debt Securities for which this prospectus is being delivered:

         o    the title of the Senior Debt Securities;

         o the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the Senior Debt Securities;

         o    the priority of payment of the Senior Debt Securities;

         o the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Senior Debt Securities will be issued;

         o the date or dates on which the principal of the Senior Debt Securities will be payable;

         o the interest rate or rates, which may be fixed or variable, for the Senior Debt Securities, if any, or the method of determining the same;

         o the date or dates from which interest, if any, on the Senior Debt Securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

         o the extent to which any of the Senior Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Senior Security will be paid;

         o each office or agency where the Senior Debt Securities may be presented for registration of transfer or exchange;

         o the place or places where the principal of, premium, if any, and interest, if any, on the Senior Debt Securities will be payable;

         o the date or dates, if any, after which the Senior Debt Securities may be redeemed or purchased in whole or in part,
              (i) at the option of the Company or (ii) mandatorily pursuant to any sinking, purchase or similar fund or (iii) at the option of the holder, and the redemption or repayment price or prices;

         o the terms, if any, upon which the Senior Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of the Company or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

         o the authorized denomination or denominations for the Senior Debt Securities;

         o the currency, currencies or units based on or related to currencies for which the Senior Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and any interest, if any, on the Senior Debt Securities may be payable;

         o any index used to determine the amount of payments of principal of, premium, if any, and interest, if any, on the Senior Debt Securities;

         o whether any of the Senior Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of the Bearer Securities and any provisions regarding the transfer or exchange of the Bearer Securities, including exchange for registered Senior Debt Securities of the same series;

         o the payment of any additional amounts with respect to the Senior Debt Securities;

         o whether any of the Senior Debt Securities will be issued as Original Issue Discount Securities (as defined below);

         o    information with respect to book-entry procedures, if any;

         o any additional covenants or Events of Default not currently included in the Senior Indenture; and

         o any other terms of the Senior Debt Securities not inconsistent with the provisions of the Senior Indenture.


     If any of the Senior Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest, if any, on any series of Senior Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Senior Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

     A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

     Senior Debt Securities may be issued as original issue discount Senior Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Senior Debt Securities, There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the Senior Indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

REGISTRATION AND TRANSFER

     Unless otherwise indicated in the applicable prospectus supplement, Senior Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the Bearer Securities will be described in the applicable prospectus supplement.

     Senior Debt Securities issued as Registered Securities will not have interest coupons. Senior Debt Securities issued as Bearer Securities will have interest coupons attached, unless issued as zero coupon securities.

     Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other Senior Debt Securities of the same series at the office of the security registrar specified in the Senior Indenture. The Company has agreed in the Senior Indenture that, with respect to Registered Securities having The City of New York as a place of payment, the Company will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but the Company may require payment of any taxes or other governmental charges. Provisions relating to the exchange of Bearer Securities for other Senior Debt Securities of the same series, including, if applicable, Registered Securities, will be described in the applicable prospectus supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

BOOK-ENTRY SENIOR DEBT SECURITIES

     Senior Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the Depositary for the Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

     The specific terms of the depositary arrangement for a series of Senior Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the applicable prospectus supplement.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time. In addition, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled to the payment at the address in the applicable security register or (ii) by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Senior Security is registered at the close of business on the regular record date for such payment.

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon for such interest payment date. Payment on any Bearer Security will not be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The Senior Indenture provides that the Company may, without the consent of the holders of any of the Senior Debt Securities outstanding under the Senior Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

         o any successor assumes the Company's obligations on the Senior Debt Securities and under the Senior Indenture, and

         o after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the Senior Indenture) will have happened and be continuing.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default which would entitle holders of the Senior Debt Securities, or the Trustee acting on their behalf, to take any of the actions described below under "Senior Debt Securities--Events of Default, Waivers, Etc."

LEVERAGED AND OTHER TRANSACTIONS

     The Senior Indenture and the Senior Debt Securities do not contain provisions which would protect holders of the Senior Debt Securities in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Senior Debt Securities.

MODIFICATION OF THE SENIOR INDENTURE; WAIVER OF COVENANTS

     The Senior Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of each affected series, modifications and alterations of the Senior Indenture may be made which affect the rights of the holders of the Senior Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Senior Security affected which would, among other things,

         o modify the terms of payment of principal, premium, if any, or interest on the Senior Debt Securities; or

         o reduce the percentage in principal amount of outstanding Senior Debt Securities required to modify or alter the Senior Indenture.

EVENTS OF DEFAULT, WAIVERS, ETC.

     An Event of Default with respect to Senior Debt Securities of any series is defined in the Senior Indenture as

         o default in the payment of principal of or premium, if any, on any of the outstanding Senior Debt Securities of that series when due;

         o default in the payment of interest on any of the outstanding Senior Debt Securities of that series when due and continuance of such default for 30 days;

         o default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Debt Securities of such series and continuance of such default for 90 days after written notice;

         o certain events of bankruptcy, insolvency or reorganization of the Company; and

         o any other event that may be specified in a prospectus supplement with respect to any series of Senior Debt Securities.

     If an Event of Default with respect to any series of outstanding Senior Debt Securities occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Debt Securities of such series may declare the principal amount (or if such Senior Debt Securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Debt Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may waive an Event of Default resulting in acceleration of such Senior Debt Securities, but only if all Events of Default with respect to Senior Debt Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

     If an Event of Default occurs and is continuing, the Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Debt Securities of such series. Prior to acceleration of maturity of the outstanding Senior Debt Securities of any series, the holders of a majority in aggregate principal amount of the Senior Debt Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Debt Securities of that series.

     The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on the affected Senior Debt Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Company fails to pay such amount upon such demand, the Trustee may, among other things, institute a judicial proceeding for the collection of such amounts.

     The Senior Indenture also provides that notwithstanding any of its other provisions, the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Senior Debt Securities when due and that such right will not be impaired without the consent of such holder.

     The Company is required to file annually with the Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Debt Securities.

REGARDING THE TRUSTEE

     Information concerning the Trustee for a series of Senior Debt Securities will be set forth in the Prospectus Supplement relating to such series of Senior Debt Securities.

     The Company and its affiliates have normal banking relationships with the Trustee in the ordinary course of business.


             DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     Junior subordinated debt securities (the "Junior Subordinated Debt Securities") may be issued from time to time in one or more series under an Indenture (the "Junior Indenture"), between the Company and the trustee specified in the applicable Prospectus Supplement (the "Trustee"). The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act. The following summary of certain provisions contained in the Junior Indenture is not complete and is subject to the provisions of, and is qualified in its entirety by, the Junior Indenture, which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Junior Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued under it. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of the Company's Board of Directors or a committee appointed by the Board.

     In the event Junior Subordinated Debt Securities are issued to WADDELL & REED Capital Trust I or a trustee of such trust in connection with the issuance of Trust Securities by WADDELL & REED Capital Trust I, such Corresponding Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of WADDELL & REED Capital Trust I, as described in the prospectus supplement relating to the Trust Securities. Only one series of Corresponding Junior Subordinated Debt Securities will be issued to WADDELL & REED Capital Trust I or a trustee of such trust in connection with the issuance of Trust Securities by WADDELL & REED Capital Trust I.

     You must review the prospectus supplement relating to the particular Junior Subordinated Debt Securities for the following terms:

         o    the specific designation of the Junior Subordinated Debt
              Securities;

         o the aggregate principal amount of the Junior Subordinated Debt Securities;

         o the percentage of their principal amount at which the Junior Subordinated Debt Securities will be issued;

         o the date or dates on which the principal of and premium, if any, on the Junior Subordinated Debt Securities will be payable and the right, if any, to extend such date or dates;

         o the interest rate or rates, which may be fixed or variable, if any, of the Junior Subordinated Debt Securities, or the method of determination of such rate or rates;

         o the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on such interest payment dates;

         o the right, if any, to extend the interest payment periods and the duration of an extension;

         o the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the Junior Subordinated Debt Securities may be redeemed, in whole or in part;

         o the right and/or obligation, if any, of the Company to redeem or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option of the holder of the security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Junior Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

         o the terms and conditions, if any, upon which the Junior Subordinated Debt Securities may be converted into shares of the common stock of the Company, including the conversion price and the circumstances, if any, under which such conversion right will expire;

         o    the terms of subordination;

         o    the form of the Junior Subordinated Debt Securities; and

         o    any other specific terms of the Junior Subordinated Debt
              Securities.

     If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the Junior Subordinated Debt Securities will be payable.

     The Junior Indenture does not contain provisions that protect holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with such transfer or exchange.

     Unless otherwise provided in the applicable prospectus supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company (i) by check mailed to the address of the person entitled to such payment as it appears in the security register or (ii) by wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

BOOK-ENTRY JUNIOR SUBORDINATED DEBT SECURITIES

     The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary, or its nominee, which will be identified in the prospectus supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for the Global Security to a nominee for the Depositary and except in the circumstances described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement for any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security and a description of the Depositary will be provided in the applicable prospectus supplement.

SUBORDINATION

     The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include senior indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

CERTAIN COVENANTS OF THE COMPANY

     In the event Corresponding Junior Subordinated Debt Securities are issued to WADDELL & REED Capital Trust I or its trustee in connection with the issuance of Trust Securities of WADDELL & REED Capital Trust I, for so long as the Trust Securities remain outstanding, the Company will covenant:

         o to maintain directly or indirectly 100% ownership of the Common Securities of WADDELL & REED Capital Trust I, provided that certain successors which are permitted under the Junior Indenture may succeed to the Company's ownership of the Common Securities;

         o as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate WADDELL & REED Capital Trust I, except (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of WADDELL & REED Capital Trust I or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Declaration of WADDELL & REED Capital Trust I; and

         o to use its reasonable efforts, consistent with the terms and provisions of the Declaration of WADDELL & REED Capital Trust I, to cause WADDELL & REED Capital Trust I to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

LIMITATION ON MERGERS AND SALES OF ASSETS

     The Company will not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person unless:

         o the successor entity expressly assumes the obligations of the Company under the Junior Indenture, and

         o after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing under the Junior Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Junior Indenture provides that any one or more of the following events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Junior Subordinated Debt
Securities:

         o default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by the Company will not constitute a default in the payment of interest for this purpose; or

         o default in payment of principal and premium, if any, on the Junior Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities will not constitute a default for this purpose; or

         o default by the Company in the performance, or breach, in any material respect of any other of the covenants or agreements in the Junior Indenture which will not have been remedied for a period of 90 days after notice; or

         o certain events of bankruptcy, insolvency or reorganization of the Company; or

         o any other Event of Default provided with respect to a particular series of Junior Subordinated Debt Securities as described in the related prospectus supplement.

     The Junior Indenture provides that the Trustee may withhold notice to the holders of a series of Junior Subordinated Debt Securities, except in payment of principal or of interest or premium on the Junior Subordinated Debt Securities, if the Trustee considers it in the interest of such holders to do so.

     The Junior Indenture provides that if an Event of Default with respect to any series of Junior Subordinated Debt Securities has occurred and is continuing, either the Trustee or the holders of 25 percent in principal amount of the outstanding Junior Subordinated Debt Securities of such affected series may declare the principal of all Junior Subordinated Debt Securities of the series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived, except defaults in payment of principal of or interest or premium, if any, on the Junior Subordinated Debt Securities, by the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of the series.

     The holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Junior Indenture with respect to the series, provided that the holders of the Junior Subordinated Debt Securities will have offered to the Trustee reasonable indemnity against expenses and liabilities.

     The Junior Indenture also provides that notwithstanding any of its other provisions, the holder of any Junior Subordinated Debt Security of any series, will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Junior Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Junior Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

     The Junior Indenture requires the annual filing by the Company with the Trustee of a certificate as to the absence of certain defaults under the Junior Indenture.

MODIFICATION OF THE JUNIOR INDENTURE

     The Junior Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Junior Indenture or the rights of the holders of the Junior Subordinated Debt Securities. However, no such modification will:

         o modify the terms of payment of principal, premium, if any, or interest on any Junior Subordinated Senior Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment of the security or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Junior Subordinated Debt Security so affected, or

         o reduce the percentage of holders of Junior Subordinated Debt Securities whose consent is required for any such modification, unless the consent of the holders of each Junior Subordinated Debt Security affected is obtained.

     If Junior Subordinated Debt Securities of a series are held by WADDELL & REED Capital Trust I or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of WADDELL & REED Capital Trust I consent to such supplemental indenture. If the consent of the holders of each outstanding Junior Subordinated Debt Security of a series is required, such supplemental indenture will not be effective until each holder of the Trust Securities of WADDELL & REED Capital Trust I consents to such supplemental indenture.

     As a result of these pass through voting rights with respect to modifications to the Junior Indenture, no modification to such indenture will be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (1) and (2) above will be effective without the consent of each holder of Trust Preferred Securities and each holder of Common Securities of WADDELL & REED Capital Trust I.

SATISFACTION AND DISCHARGE

     The Junior Indenture provides, among other things, that when all Junior Subordinated Debt Securities not previously delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year, the Company may deposit or cause to be deposited with the Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Junior Indenture will cease to be of further effect except as to the Company's obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers' certificates and opinions of counsel required under the Junior Indenture, and the Company will be deemed to have satisfied and discharged the Junior Indenture.

GOVERNING LAW

     The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     Information concerning the Trustee for a series of Junior Subordinated Debt Securities will be set forth in the Prospectus Supplement relating to such series of Junior Subordinated Debt Securities.


                          DESCRIPTION OF WARRANTS

OFFERED WARRANTS

     We may issue warrants that are debt warrants or equity warrants. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date.

DEBT WARRANTS

     We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "Debt Warrant."

EQUITY WARRANTS

     We may also issue warrants to purchase, including warrant spreads, on terms to be determined at the time of sale, shares of our Class A Common Stock.

GENERAL TERMS OF WARRANTS

     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants and warrant spreads:

         o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

         o    the currency with which the warrants may be purchased;

         o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

         o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

         o any applicable material United States federal income tax consequences;

         o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

         o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

         o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

         o    information with respect to book-entry procedures, if any;

         o the terms of the securities issuable upon exercise of the warrants;

         o    the antidilution provisions of the warrants, if any;

         o    any redemption or call provisions;

         o the exercise price and procedures for exercise of the warrants;

         o the terms of any warrant spread and the market price of the Company's common stock which will trigger the Company's obligation to issue shares of its common stock in settlement of a warrant spread;

         o whether the warrants are to be sold separately or with other securities as part of units; and

         o    any other terms of the warrants.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENTS

     We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

MODIFICATIONS WITHOUT CONSENT OF WARRANTHOLDERS

     We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

         o    cure any ambiguity;

         o cure, correct or supplement any defective or inconsistent provision; or

         o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

ENFORCEABILITY OF RIGHTS OF WARRANTHOLDERS

     The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

REGISTRATION AND TRANSFER OF WARRANTS

     Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

NEW YORK LAW TO GOVERN

     The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.


                        DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 150,000,000 shares of Class A Common Stock, 100,000,000 shares of Class B Common Stock, and 5,000,000 shares of Preferred Stock. No Preferred Stock is outstanding as of the date of this Prospectus. The following summary description of the capital stock of the Company is qualified by reference to the Certificate of Incorporation and Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement.

COMMON STOCK

VOTING RIGHTS

     The holders of Class A Common Stock and Class B Common Stock have identical rights except that:

         o holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share on all matters to be voted on by stockholders and

         o holders of Class A Common Stock are not eligible to vote on any alteration or change in the powers, preferences, or special rights of the Class B Common Stock or vice versa.

     Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any Preferred Stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any outstanding Preferred Stock, amendments to the Company's Certificate of Incorporation generally must be approved by a majority of the combined voting power of all Class A Common Stock and Class B Common Stock voting together as a single class. Amendments to the Company's Certificate of Incorporation that would alter or change the powers, preferences, or special rights of the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Notwithstanding the foregoing, any amendment to the Company's Certificate of Incorporation to increase the authorized shares of any class or classes of stock will be deemed not to affect adversely the powers, preferences, or special rights of the Class A Common Stock or Class B Common Stock.

DIVIDENDS

     Holders of Class A Common Stock and Class B Common Stock will receive an equal amount per share in any dividend declared by the Board of Directors, subject to any preferential rights of any outstanding Preferred Stock. Dividends consisting of shares of Class A Common Stock and Class B Common Stock may be paid only as follows:

         o shares of Class A Common Stock may be paid only to holders of Class A Common Stock and shares of Class B Common Stock may be paid only to holders of Class B Common Stock and

         o shares will be paid proportionally with respect to each outstanding share of Class A Common Stock and Class B Common Stock.

OTHER RIGHTS

     On liquidation, dissolution, or winding up of the Company, after payment in full of the amounts required to be paid to holders of Preferred Stock, if any, all holders of Common Stock, regardless of class, are entitled to share ratably in any assets available for distribution to holders of shares of Common Stock. No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock. Upon consummation of the Offering, all the outstanding shares of Class A Common Stock and Class B Common Stock will be validly issued, fully paid, and nonassessable.

PREFERRED STOCK

     As of the date of this Prospectus, no shares of Preferred Stock are outstanding. The Board of Directors may authorize the issuance of Preferred Stock in one or more series and may determine, with respect to any such series, the designations, powers, preferences, and rights of such series, and its qualifications, limitations, and restrictions, including, without limitation,

         o    the designation of the series;

         o the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designations for such series) increase or decrease (but not below the number of shares of such series then outstanding);

         o whether dividends, if any, will be cumulative or noncumulative and the dividend rate of the series;

         o the conditions upon which and the dates at which dividends, if any, will be payable, and the relation that such dividends, if any, will bear to the dividends payable on any other class or classes of stock;

         o the redemption rights and price or prices, if any, for shares of the series;

         o the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

         o the amounts payable on and the preferences, if any, of shares of the series, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company;

         o whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible and all other terms and conditions upon which such conversion may be made; and

         o the voting rights, if any, of the holders of shares of such series.

     The Company believes that the ability of the Board of Directors to issue one or more series of Preferred Stock will provide the Company with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that might arise. The authorized shares of Preferred Stock will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. The New York Stock Exchange, Inc. (the "NYSE") currently requires stockholder approval as a prerequisite to listing shares in several instances, including where the present or potential issuance of shares could result in an increase in the number of shares of common stock outstanding, or in the amount of voting securities outstanding, of at least 20%.

     Although the Board of Directors has no current intention of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt. The Board of Directors will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board of Directors, in so acting, could issue Preferred Stock having terms that could discourage a potential acquirer from making, without first negotiating with the Board of Directors, an acquisition attempt through which such acquirer may be able to change the composition of the Board of Directors, including a tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

RIGHTS PLAN

     On April 28, 1999, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, of the Company (collectively, the "Common Stock"). The distribution was payable to the stockholders of record at the close of business on May 12, 1999. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of a series of the Company's preferred stock designated as Series A Junior Participating Preferred Stock ("Preferred Stock") at a price of $85.00 per one one-hundredth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

     Initially, the Rights were attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates were distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the Voting Power as represented by the outstanding shares of Common Stock (the "Stock Acquisition Date"), other than as a result of repurchases of stock by the Company or certain inadvertent actions by institutional or certain other stockholders, or (ii) 10 business days (or such later date as the Board shall determine prior to any person becoming an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. Voting Power is defined as the total number of votes entitled to be cast in the general election of the directors of the Company. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

     The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on April 28, 2009 (the "Expiration Date"), unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     As soon as practicable after the Distribution Date, Rights
Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

     For example, at an exercise price of $85.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $170.00 worth of Class A Common Stock (or other consideration, as noted above) for $85.00. Assuming that the Class A Common Stock had a per share value of $17.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Class A Common Stock for $85.00.

     In the event that, on or at any time after a Stock Acquisition Date, the Company (i) engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and any shares of the Company's Common Stock are changed into or exchanged for other securities or assets or (iii) 50% or more of the assets, cash flow or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred so that each holder of a Right (except as noted below) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring Company which at the time of such transaction would have a market value (determined as provided in the Rights Agreement) of two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     At any time until the tenth business day after a Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, (payable in cash, Class A Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the Voting Power as represented by the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, for Class A Common Stock at an exchange ratio of one share of Class A Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Class A Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement. The foregoing notwithstanding, no amendment may be made at such time as the Rights are not redeemable.

BUSINESS COMBINATION STATUTE

     As a corporation organized under the laws of the State of Delaware, the Company will be subject to (S) 203 of the Delaware General Corporation Law ( the "DGCL"), which restricts certain business combinations between the Company and an "interested stockholder" (in general, a stockholder owning 15% or more of the Company's outstanding voting stock) or its affiliates or associates for a period of three years following the time that the stockholder becomes an "interested stockholder." The restrictions do not apply if

         o prior to an interested stockholder becoming such, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

         o upon consummation of the transaction that resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of the voting stock of the Company outstanding at the time the transaction commenced (excluding shares owned by certain employee stock ownership plans and persons who are both directors and officers of the Company); or

         o at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by the Board of Directors and authorized at an annual or special meeting of the Company's stockholders, not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

     Under certain circumstances, (S) 203 of the DGCL makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under (S) 203. The Certificate of Incorporation of the Company does not exclude the Company from the restrictions imposed under
(S) 203 of the DGCL. It is anticipated that the provisions of (S) 203 of the DGCL may encourage companies interested in acquiring the Company to negotiate in advance with the Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS

     Certain of the provisions of the Certificate of Incorporation and Bylaws discussed below may have the effect, either alone or in combination with the provisions of (S) 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest, or other takeover attempt that is opposed by the Board of Directors but that a stockholder might consider to be in such stockholder's best interest. Those provisions include

         o    the classification of the Company's Board of Directors;

         o restrictions on the rights of stockholders to remove or elect directors; and

         o prohibitions against stockholders calling a special meeting of stockholders or acting by unanimous written consent in lieu of a meeting.

CLASSIFIED BOARD; NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES

     The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors--except for directors who may be elected by the holders of Preferred Stock--will be divided into three classes of directors, initially with four directors in two of the classes and two directors in the third class. One class is to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, another class is to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, and another class is to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001. Each director is to hold office until his or her successor is duly elected and qualified. Commencing with the 1999 annual meeting of stockholders, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person's successor is duly elected and qualified.

     The Certificate of Incorporation provides that, subject to any rights of holders of Preferred Stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by directors constituting a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors (the "Whole Board"), with the Whole Board consisting of not more than 15 nor less than seven directors. The Certificate of Incorporation also provides that, subject to any rights of holders of Preferred Stock or any other series or class of stock, and unless the Board of Directors otherwise determines, any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the Certificate of Incorporation, the Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder's own nominees.

     The Certificate of Incorporation and Bylaws of the Company provide that, subject to the rights of holders of Preferred Stock to elect directors under specified circumstances, directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class.

     The classification of directors will have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Such a delay may help ensure that the Company's directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the Board of Directors would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believe that such a change would be desirable. The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. The classification of the Board of Directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to take control of the Company and remove a majority of the Board of Directors, the classification of the Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, stockholders could be deprived of certain opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.


NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS

     The Certificate of Incorporation and Bylaws provide that, and subject to the rights of any holders of Preferred Stock to elect additional directors under specified circumstances, stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action may not be taken by written consent in lieu of a meeting. The Bylaws provide that, subject to the rights of holders of any series of Preferred Stock to elect additional directors under specified circumstances, special meetings of stockholders can be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board or the Chairman of the Board. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of meeting given by the Company.

     The provisions of the Certificate of Incorporation and Bylaws of the Company prohibiting stockholder action by written consent and permitting special meetings to be called only by the Chairman or at the request of a majority of the Whole Board may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of the voting power of the Voting Stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the Chairman or a majority of the Whole Board by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

LIABILITY OF DIRECTORS; INDEMNIFICATION

     The Certificate of Incorporation provides that a director will not be personally liable for monetary damages to the Company or its stockholders for breach of fiduciary duty as a director, except for liability

         o for any breach of the director's duty of loyalty to the Company or its stockholders;

         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o for paying a dividend or approving a stock repurchase in violation of (S) 174 of the DGCL; or

         o for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of such provision will not adversely affect any right or protection of a director existing under such provision for any act or omission occurring prior to such amendment or repeal.

     The Certificate of Incorporation provides that the Company will indemnify any person who was or is a party to any threatened, pending, or completed action, suit, or proceeding because he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, or other enterprise. The Certificate of Incorporation provides that this indemnification will be from and against expenses, judgments, fines, and amounts paid in settlement by the indemnitee. However, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.

LISTING

     The Class A Common Stock is listed on the NYSE under the trading symbol "WDR." The Class B Common Stock is listed on the NYSE under the trading symbol "WDR.B."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is EquiServe.


               DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     WADDELL & REED Capital Trust I may issue only one series of Trust Preferred Securities and such series will have the terms described in the applicable prospectus supplement. The Declaration of WADDELL & REED Capital Trust I authorizes the Regular Trustees of WADDELL & REED Capital Trust I to issue on behalf of WADDELL & REED Capital Trust I one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have terms, including with respect to distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as described in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Corresponding Junior Subordinated Debt Securities held by WADDELL & REED Capital Trust I and described in the applicable prospectus supplement.

     You must review the prospectus supplement relating to the Trust Preferred Securities of WADDELL & REED Capital Trust I for specific terms, including:

         o    the distinctive designation of the Trust Preferred
              Securities;

         o the number and the initial public offering price of Trust Preferred Securities issued by WADDELL & REED Capital Trust I;

         o the annual distribution rate (or method of determining such rate) for the Trust Preferred Securities, the date or dates upon which the distributions will be payable and the date or dates from which distributions will accrue;

         o whether distributions on the Trust Preferred Securities will be cumulative, and, in the case of Trust Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which the distributions on the Trust Preferred Securities will be cumulative;

         o the amount or amounts which will be paid out of the assets of WADDELL & REED Capital Trust I to the holders of Trust Preferred Securities of WADDELL & REED Capital Trust I upon voluntary or involuntary dissolution, winding-up or termination of WADDELL & REED Capital Trust I;

         o the obligation, if any, of WADDELL & REED Capital Trust I to purchase or redeem Trust Preferred Securities issued by WADDELL & REED Capital Trust I and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Trust Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

         o the voting rights, if any, of the Trust Preferred Securities in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities as a condition to specified action or amendments to the Declaration of WADDELL & REED Capital Trust I;

         o the terms and conditions, if any, upon which the Corresponding Junior Subordinated Debt Securities may be distributed to holders of Trust Preferred Securities;

         o the right and/or obligation, if any, of the Company to redeem or purchase the Trust Preferred Securities pursuant to any sinking fund or similar provisions or at the option of the holder of the Trust Preferred Securities and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Trust Preferred Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

         o the terms and conditions, if any, upon which the Trust Preferred Securities may be converted into shares of the common stock of the Company, including the conversion price and the circumstances, if any, under which the conversion right will expire;

         o if applicable, any securities exchange upon which the Trust Preferred Securities will be listed; and

         o any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by WADDELL & REED Capital Trust I not inconsistent with the Declaration of WADDELL & REED Capital Trust I or with applicable law.

     All Trust Preferred Securities will be guaranteed by the Company to the extent described below under "Description of the Preferred Securities Guarantees."

     Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the applicable prospectus supplement.

     In connection with the issuance of Trust Preferred Securities, WADDELL & REED Capital Trust I will issue one series of Common Securities. The Declaration of WADDELL & REED Capital Trust I authorizes the Regular Trustees of the trust to issue on behalf of WADDELL & REED Capital Trust I one series of Common Securities. The Common Securities will have the terms relating to distributions, redemption, voting, liquidation rights or such restrictions as are described in the Declaration. Except for voting rights, the terms of the Common Securities issued by WADDELL & REED Capital Trust I will be substantially identical to the terms of the Trust Preferred Securities issued by the trust. The Common Securities will rank on a parity, and payments will be made on the Common Securities pro rata, with the Trust Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment for distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the WADDELL & REED Capital Trustees of WADDELL & REED Capital Trust
I. All of the Common Securities of WADDELL & REED Capital Trust I will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

     If an Event of Default under the Declaration of WADDELL & REED Capital Trust I occurs and is continuing, then the holders of Trust Preferred Securities of WADDELL & REED Capital Trust I will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities of WADDELL & REED Capital Trust I will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities.

     If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, a holder of Trust Preferred Securities of WADDELL & REED Capital Trust I may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Trust Preferred Securities of WADDELL & REED Capital Trust I may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date. In connection with a Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to a holder of Trust Preferred Securities in a Direct Action. This means that the Company will be entitled to payment of amounts that a holder of Trust Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of the Direct Action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from WADDELL & REED Capital Trust I.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     For information concerning the relationship between the Institutional Trustee and the Company, see "Description of Junior Subordinated Debt Securities--Regarding the Trustee" and "Description of Senior Debt Securities--Regarding the Trustee" in this prospectus.

INFORMATION CONCERNING THE DELAWARE TRUSTEE

     For information concerning the relationship between the Delaware Trustee, and the Company, see "Description of Senior Debt
Securities--Regarding the Trustee" in this prospectus.


             DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     The guarantees with respect to the Trust Preferred Securities (the "Preferred Securities Guarantees") will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. An institutional trustee will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the terms and provisions of the Preferred Securities Guarantees in this section does not claim to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of WADDELL & REED Capital Trust I.

GENERAL

     Under each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the Trust Preferred Securities issued by WADDELL & REED Capital Trust I, the Guarantee Payments (as defined below), except to the extent paid by WADDELL & REED Capital Trust I, as and when due, regardless of any defense, right of set-off or counterclaim which WADDELL & REED Capital Trust I may have or claim to have.

     The following payments with respect to Trust Preferred Securities issued by WADDELL & REED Capital Trust I, to the extent not paid by WADDELL & REED Capital Trust I (the "Guarantee Payments"), will be subject to the applicable Preferred Securities Guarantee (without duplication):

         o any accrued and unpaid distributions which are required to be paid on the Trust Preferred Securities, to the extent WADDELL & REED Capital Trust I has funds available for such payments;

         o the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent WADDELL & REED Capital Trust I has funds available for such payments with respect to any Trust Preferred Securities called for redemption by WADDELL & REED Capital Trust I; and

         o upon a voluntary or involuntary dissolution, winding-up or termination of WADDELL & REED Capital Trust I, other than in connection with the distribution of Corresponding Junior Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment to the extent WADDELL & REED Capital Trust I has funds available for the payment and (b) the amount of assets of WADDELL &
              REED Capital Trust I remaining available for distribution to holders of the Trust Preferred Securities in liquidation of WADDELL & REED Capital Trust I.

The redemption price and liquidation amount will be fixed at the time the Trust Preferred Securities are issued.

     The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing WADDELL & REED Capital Trust I to pay such amounts to the holders.

     Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent WADDELL & REED Capital Trust I has funds available for the payments. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by WADDELL & REED Capital Trust I, WADDELL & REED Capital Trust I will not pay distributions on the Trust Preferred Securities issued by WADDELL & REED Capital Trust I and will not have funds available for such a payment. See "Description of Junior Subordinated Debt Securities--Certain Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Junior Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of WADDELL & REED Capital Trust I, other than with respect to the Trust Securities, will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities.

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of WADDELL & REED Capital Trust I with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Junior Indenture, holders of Trust Preferred Securities will have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by WADDELL & REED Capital Trust I. The manner of obtaining the approval of holders of the Trust Preferred Securities will be described in the applicable prospectus supplement. All guarantees and agreements contained in a Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will benefit the holders of the outstanding Trust Preferred Securities of WADDELL & REED Capital Trust I.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Trust Preferred Securities issued by WADDELL & REED Capital Trust I:

         o upon full payment of the Redemption Price of all Trust Preferred Securities of WADDELL & REED Capital Trust I;

         o upon distribution of the Corresponding Junior Subordinated Debt Securities held by WADDELL & REED Capital Trust I to the holders of the Trust Preferred Securities of that WADDELL & REED Capital Trust I; or

         o upon full payment of the amounts payable under the Declaration of WADDELL & REED Capital Trust I upon liquidation of WADDELL & REED Capital Trust I.

     Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by WADDELL & REED Capital Trust I must restore payment of any sums paid under the Trust Preferred Securities or the Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations under the guarantee.

     The holders of a majority in liquidation amount of the Trust Preferred Securities relating to a Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Trust Preferred Securities relating to the Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against WADDELL & REED Capital Trust I, the Preferred Guarantee Trustee or any other person or entity. However, if the Company has failed to make a Guarantee Payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for the payment. The Company waives any right or remedy to require that any action be brought first against WADDELL & REED Capital Trust I or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise provided in the applicable prospectus supplement, the Preferred Securities Guarantees with respect to the Trust Preferred Securities of WADDELL & REED Capital Trust I will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to certain other liabilities of the Company, as described in the prospectus supplement and (ii) on a parity with any guarantee now or hereafter entered into by the Company in respect of WADDELL & REED Capital Trust I or any other similar financing vehicle sponsored by the Company.

     The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by WADDELL & REED Capital Trust I by acceptance of the Trust Preferred Securities agrees to the subordination provisions and other terms of the Preferred Securities Guarantee as described in the applicable prospectus supplement.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection, meaning that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     Prior to the occurrence of a default with respect to a Preferred Securities Guarantee, the Preferred Guarantee Trustee will undertake to perform only the duties that are specifically described in the Preferred Securities Guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee will be under no obligation to exercise any of the powers given it by a Preferred Securities Guarantee at the request of any holder of Trust Preferred Securities, unless the Preferred Guarantee Trustee is offered reasonable indemnity against the costs, expenses and liabilities which it might incur in exercising the powers.

     For information concerning the relationship between the Preferred Guarantee Trustee and the Company, see "Description of Junior Subordinated Debt Securities--Regarding Trustee" and "Description of Senior Debt Securities--Regarding the Trustee" in this prospectus.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.


    EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
                   AND THE PREFERRED SECURITIES GUARANTEE

     The sole purpose of WADDELL & REED Capital Trust I is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of WADDELL & REED Capital Trust I, and to invest the proceeds from the issuance and sale in the Corresponding Junior Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

         o the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

         o the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

         o the Company will pay, and WADDELL & REED Capital Trust I will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of WADDELL & REED Capital Trust I, other than with respect to the Trust Securities; and

         o the Declaration provides that WADDELL & REED Capital Trust I Trustees will not take or cause or permit WADDELL & REED Capital Trust I to, among other things, engage in any activity that is not consistent with the purposes of WADDELL & REED Capital Trust I.

     Payments of distributions, to the extent funds are available, and other payments due on the Trust Preferred Securities, to the extent funds are available, are guaranteed by the Company as and to the extent described under "Description of the Preferred Securities Guarantees". If the Company does not make interest payments on the Corresponding Junior Subordinated Debt Securities purchased by WADDELL & REED Capital Trust I, it is expected that WADDELL & REED Capital Trust I will not have sufficient funds to pay distributions on the Trust Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until WADDELL & REED Capital Trust I has sufficient funds for the payment of such distributions.

     The Preferred Securities Guarantee covers the payment of distributions and other payments on the Trust Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Junior Subordinated Debt Securities held by WADDELL & REED Capital Trust I as its sole asset. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Junior Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of WADDELL & REED Capital Trust I (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Trust Preferred Securities.

     If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking account of any extension period, the Declaration provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the Declaration has occurred and is continuing and such event is due to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Trust Preferred Securities may institute a Direct Action for payment on or after the respective due date.

     In connection with a Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in a Direct Action. The Company, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Trust Preferred Securities. If the Company fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Trust Preferred Securities may direct the Guarantee Trustee to enforce its rights under the guarantee. Any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against WADDELL & REED Capital Trust I, the Guarantee Trustee, or any other person or entity.

     The Company and WADDELL & REED Capital Trust I believe that the mechanisms and obligations described above, taken together, provide a full and unconditional guarantee by the Company on a subordinated basis of payments due on the Trust Preferred Securities. See "Description of the Preferred Securities Guarantees--General."


                            PLAN OF DISTRIBUTION

     The securities offered under this prospectus may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and WADDELL & REED Capital Trust I may sell their securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be described in the applicable prospectus supplement.

     Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company and/or WADDELL & REED Capital Trust I in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

     Any underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

     Any underwriting compensation paid by the Company and/or WADDELL & REED Capital Trust I to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and WADDELL & REED Capital Trust I, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     In connection with the offering of the securities of the Company or WADDELL & REED Capital Trust I, the Company or WADDELL & REED Capital Trust I may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be described in the accompanying prospectus supplement. If the Company or WADDELL & REED Capital Trust I grants any over-allotment option, the terms of such over-allotment option will be described in the prospectus supplement for such securities.

     Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or WADDELL & REED Capital Trust I and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Banks and other subsidiaries of the Company in the ordinary course of business.

     Securities will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

     One or more direct or indirect subsidiaries of the Company may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by law. The participation of any such subsidiary will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). The offer and sale of the securities will comply with Rule 2810 of the Rules of Conduct of the NASD. In addition, no NASD member participating in offers and sales of securities will execute a transaction in the securities in a discretionary account without the prior specific written approval of the member's customer.

     This prospectus and the related prospectus supplement may be used by direct or indirect subsidiaries of the Company in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.


                               LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Trust Preferred Securities will be passed upon on behalf of WADDELL & REED Capital Trust I by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Company and WADDELL & REED Capital Trust I. Unless otherwise indicated in the applicable prospectus supplement, the validity of the Senior Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company. Unless otherwise indicated in the applicable prospectus supplement, certain United States federal income taxation matters will be passed upon for the Company and WADDELL & REED Capital Trust I by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company and WADDELL & REED Capital Trust I.


                                  EXPERTS

     The consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


SEC Filing Fee................................... $105,600.00
Rating Agency Fees...............................     *
Legal Fees and Expenses..........................     *
Trustees' Fees and Expenses......................     *
Printing and Engraving Expenses..................     *
Accounting Fees and Expenses.....................     *
Miscellaneous Expenses...........................     *

    Total
  ----------------------------------------------------

* To be filed by amendment.


ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     WADDELL & REED FINANCIAL, INC. ("WADDELL & REED") is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain litigation.

     WADDELL & REED's Amended and Restated Certificate of Incorporation (the "Certificate"), provides for indemnification of directors and officers. WADDELL & REED's Certificate provides that WADDELL & REED will indemnify each director, officer, employee or agent of WADDELL & REED or any individual serving in such a capacity with another business entity at WADDELL & REED's request (an "Indemnitee") to the full extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law") or any other applicable laws as presently or hereinafter in effect against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection therewith. WADDELL & REED's Certificate also authorizes WADDELL & REED to enter into agreements with any person providing for indemnification greater or different than that provided therein. WADDELL & REED's Certificate provides that expenses incurred by a director, officer or employee in defending an action, suit or proceeding shall be paid by WADDELL & REED in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person that he will repay such amount if it is ultimately determined that he is not entitled to be indemnified by WADDELL & REED. WADDELL & REED's Certificate and Delaware Law also provide that the indemnification provisions of WADDELL & REED's Certificate and the statute are not exclusive of any other right to which a person seeking indemnification and advancement of expenses may be entitled under any statute, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

     The directors and officers of WADDELL & REED are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling WADDELL & REED pursuant to the foregoing provisions, WADDELL & REED has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     The Declaration of Trust of WADDELL & REED Capital Trust I limits the liability to the trust and certain persons, and provides for the indemnification by the trust or WADDELL & REED, of trustees, their officers, directors and employees and certain other persons.


ITEM 16. EXHIBITS


    EXHIBIT
      NO.                                       DESCRIPTION
------------------------------------------------------------------------------
      1.1      Form of Debt Securities Underwriting Agreement.*
      1.2      Form of Warrant Underwriting Agreement.*
      1.3      Form of Common Stock Underwriting Agreement.*
      1.4      Form of Trust Preferred Securities Underwriting Agreement.*
      3.1      Amended and Restated Certificate of Incorporation, of
               WADDELL & REED FINANCIAL, INC. (incorporated by reference to
               Exhibit 3.1 to WADDELL & REED FINANCIAL, INC.'s Form S-1
               Registration Statement Number 333-43687 (the "Registration
               Statement")).
      3.2      Amended and Restated By-laws of WADDELL & REED FINANCIAL, INC.
               (incorporated by reference to Exhibit 3.2 to the Registration
               Statement).
      4.1      Form of Senior Indenture relating to senior securities.*
      4.2      Form of Senior Note (set forth as part of Exhibit 4.1).*
      4.3      Form of Warrant Agreement.*
      4.4      Certificate of Trust of WADDELL & REED Capital Trust I.
      4.5      Declaration of Trust of WADDELL & REED Capital Trust I.
      4.6      Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Trust Preferred
               Securities.*
      4.7      Form of Junior Indenture to be used in connection with the issuance of the Junior Subordinated Debt Securities.*
      4.8      Form of Trust Preferred Security (included in Exhibit 4.6).*
      4.9      Form of Junior Subordinated Debt Security (included in Exhibit
               4.7).*
     4.10      Form of Guarantee with respect to Trust Preferred Securities.*
      5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, as to
               the legality of the securities to be issued by WADDELL &
               REED FINANCIAL, INC.*
      5.2      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               the legality of the Trust Preferred Securities to be issued by WADDELL & REED Capital Trust I.*
       8       Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               certain federal tax matters.*
      12       Computation of Ratio of Earnings to Fixed Charges.
     23.1      Consent of KPMG LLP.*
     23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.1).*
     23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 5.2).*
     23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in Exhibit 8).*
      24       Power of Attorney (included on signature page).
      25       Form T-1 of Chase Manhattan Bank, National Association, as
               Trustee under the Amended and Restated Declaration of Trust.

---------------------
       * To be filed by amendment or incorporated herein by reference.


ITEM 17. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that (1) (i) and (1) (II) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference to this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.

         (7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (8) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

         Pursuant to the requirements of the securities act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Overland Park, state of Kansas, on July 11, 2000.


                                        WADDELL & REED FINANCIAL, INC.


                                        By: /s/ John E. Sundeen, Jr.
                                           -------------------------------
                                           John E. Sundeen, Jr.
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer



                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Keith A. Tucker, Henry J. Herrmann, Robert L. Hechler and John E. Sundeen, Jr., and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements related to the offering contemplated by this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the securities and exchange commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the securities act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE                        TITLE                       DATE
       ---------                        -----                       ----

/s/ Keith A. Tucker             Chairman of the Board,          July 11, 2000
---------------------------     Chief Executive Officer
Keith A. Tucker                 and Director (Principal
                                Executive Officer)


/s/ Henry J. Herrman            President, Chief Investment     July 11, 2000
---------------------------     Officer and Director
Henry J. Herrman


/s/ Robert L. Hechler           Chief Operating Officer,        July 11, 2000
---------------------------     Executive Vice President
Robert L. Hechler               and Director


/s/ John E. Sundeen, Jr.        Senior Vice President,          July 11, 2000
---------------------------     Chief Financial Officer
John E. Sundeen, Jr.            and Treasurer (Principal
                                Financial Officer)


/s/ D. Tyler Towery             Vice President and              July 11, 2000
---------------------------     Controller (Principal
D. Tyler Towery                 Accounting Officer)


/s/ Joseph L. Lanier, Jr.       Director                        July 11, 2000
---------------------------
Joseph L. Lanier, Jr.


/s/ William L. Rogers           Director                        July 11, 2000
---------------------------
William L. Rogers


/s/ James M. Raines             Director                        July 11, 2000
---------------------------
James M. Raines


/s/ George J. Records, Sr.      Director                        July 11, 2000
---------------------------
George J. Records, Sr.


/s/ David L. Boren              Director                        July 11, 2000
---------------------------
David L. Boren


/s/ Joseph M. Farley            Director                        July 11, 2000
---------------------------
Joseph M. Farley


/s/ Jerry W. Walton             Director                        July 11, 2000
---------------------------
Jerry W. Walton